                                                                EXHIBIT 10.6

                                ORGANIZATION AGREEMENT


     This Organization Agreement is entered into this 10th day of May, 1996 by and among Intellicall, Inc., a Delaware corporation ("Intellicall"), Triad-ILD Partners, L.P, a Georgia limited partnership ("Triad"), Morris
Telecommunications LLC, a Georgia limited liability company ("Morris") and ILD Communications, Inc., a Delaware corporation ("ILD").

     WHEREAS, Intellicall is in the business, principally through its wholly-owned subsidiary, Intellicall Operator Services, Inc., a Delaware corporation ("IOS"), of providing long distance and operator assisted telephone services (the "Business"); and

     WHEREAS, the parties have formed ILD as a new company for the purpose of acquiring IOS and raising additional capital to (i) pay the cash portion of the Consideration (as hereinafter defined) to Intellicall and (ii) fund ILD's initial working capital requirements; and

     WHEREAS, the parties desire to set forth their understanding herein regarding the establishment of ILD, the acquisition of IOS and the initial capitalization and funding of ILD;

     NOW, THEREFORE, for and in consideration of the mutual understandings and covenants contained herein, the parties hereto agree as follows:

                                      ARTICLE 1

                                 ESTABLISHMENT OF ILD

     1.1 ESTABLISHMENT OF ILD. Intellicall and Triad have caused the establishment and incorporation of ILD as a Delaware corporation. ILD has an initial capital structure of 300,000 shares of common stock, $.01 par value (the "Common Stock") and 200,000 shares of preferred stock, $.01 par value (the "Preferred Stock"), which Preferred Stock shall be issued in one or more series as contemplated in this Agreement or as determined in accordance with the General Corporation Law of the State of Delaware.

     1.2 INITIAL STOCK ISSUANCES. The initial Common Stock of ILD shall be issued as follows:

               Name                          Number of Shares
               ----                          ----------------
               Intellicall                         725
               Triad                               183
               Morris                               92

     The parties shall pay $10.00 per share for the initially issued Common Stock, which Common Stock upon issuance will be fully paid and non-assessable.

     1.3 DIRECTORS AND OFFICERS. The directors and officers of ILD as of the Closing Date shall be as follows:

                    Name                               Office
                    ----                               ------
               Dennis J. Stoutenburgh                 Director
               John M. Carradine                      Director
               Michael F. Lewis                       Director
               H. Edward Brooks                       Director
               Gregory F. Chapados                    Director
               Michael F. Lewis                       Chairman of the Board,
                                                        Chief Executive Officer,
                                                        and President
               C. Read Morton                         Secretary

     From and after the Closing Date all directors and officers of ILD shall be elected in accordance with the Certificate of Incorporation and Bylaws of ILD subject to any provisions related thereto in the Shareholders Agreement described in Section 8.3.

                                      ARTICLE 2

                                CAPITALIZATION OF ILD

     2.1 CONTRIBUTION OF THE BUSINESS. On the Closing Date (as hereinafter defined) and upon satisfaction of the conditions precedent set forth in Article 7 hereof, Intellicall shall contribute, transfer, sell and assign to ILD one hundred (100) shares of common stock of IOS constituting all of the issued and outstanding capital stock of IOS. Immediately prior to the Closing Date Intellicall (i) shall have transferred to IOS all of Intellicall's rights and obligations under those certain contracts and agreements relating to the provision by Intellicall of long distance services through Sprint Communications Company L.P. as more specifically identified on SCHEDULE "2.1A" attached hereto and any other contracts relating to the Business (the "Contracts"), and (ii) shall have caused IOS to distribute to Intellicall all cash, accounts receivable and payables arising as a result of the operation of the Business prior to the Closing Date. Intellicall agrees that it will be responsible for all accounts payable of IOS generated as a result of the operation of the Business prior to the Closing Date.

           Notwithstanding any provision contained herein to the contrary Intellicall is not selling, assigning or transferring any of its right, title and interest in and to any of Intellicall's tradenames, trademarks, servicenames, servicemarks or copyrights.

     2.2 COLLECTION OF ACCOUNTS RECEIVABLE. As contemplated in Section 2.1 Intellicall is to retain all accounts receivable arising as a result of the operation of the Business prior to the Closing Date (herein, "Retained Accounts Receivable") and shall be responsible for payment of all accounts payable of IOS generated as a result of the operation of the business prior to the Closing Date (herein, "Retained Accounts Payable").

           In the event ILD or IOS collects after the Closing Date any amounts, in the form of cash, checks, wire transfers, offsets, deductions or otherwise, comprising Retained Accounts Receivable, ILD or IOS shall promptly remit all such amounts to Intellicall; provided, however, ILD or IOS, as applicable, may hold for the benefit of Intellicall any such amounts less than $1,000 until such amounts shall aggregate $1,000 or more at which time they shall be promptly remitted. In the event Intellicall collects after the Closing Date any amounts of IOS or ILD not representing Retained Accounts Receivable, Intellicall agrees to promptly remit all such amounts to IOS subject to the same dollar considerations set forth in the preceding sentence.

           In the event ILD or IOS shall receive invoices from third parties from and after the Closing Date representing Retained Accounts Payable, ILD shall forward such invoices to Intellicall for payment in the ordinary course of business.

     2.3 CONSIDERATION. A.) The consideration (the "Consideration") to be paid to Intellicall at the Closing shall be the following: (i) ILD will pay Intellicall $2,000,000 in cash by wire transfer to an account designated in writing by Intellicall; (ii) ILD will issue and deliver to Intellicall 72,500 shares of Series A Preferred Stock (the "Series A Preferred Stock") at a deemed issue price of $72.627 per share which Series A Preferred Stock will contain the powers, preferences and relative rights, qualifications, limitations and restrictions as set forth on EXHIBIT "2.3A" attached hereto; (iii) ILD will issue and deliver to Intellicall 5,000 shares of Series B Preferred Stock at a deemed issue price of $100 per share which Series B Preferred Stock will contain the powers, preferences and relative rights, qualifications, limitations and restrictions as set forth on EXHIBIT "2.3B" attached hereto; and (iv) ILD will execute and deliver to Intellicall a subordinated convertible note (the "Junior Note") in the original principal amount of $1,000,000, such junior convertible note to be substantially in the form attached hereto as EXHIBIT "2.3C". The shares of Series A Preferred Stock and Series B Preferred Stock to be issued under this Section 2.3 will be, upon issuance, fully paid and non-assessable.

     B.) In addition to the Consideration as contemplated in subsection 2.3(A) above, on the Closing Date ILD will pay to Intellicall such amounts as set forth on SCHEDULE "2.3D" as reimbursements for performance bonds previously posted by Intellicall for IOS for the operations of IOS in the states as set forth on such SCHEDULE "2.3D".

     2.4 EQUITY FINANCING ACTIVITIES. On the Closing Date and upon satisfaction of the conditions precedent set forth in Article 8 hereof, Triad and Morris shall collectively (i) purchase from ILD 27,500 shares of Series A Preferred Stock at a purchase price of $72.627 per share or $1,997,250 in the aggregate and (ii) loan $1,000,000 in exchange for the execution and delivery to

Triad and Morris of two Junior Notes in the aggregate original principal amount of $1,000,000. The Junior Notes to be delivered to Triad and Morris shall contain the same terms and conditions as the Junior Note to be delivered to Intellicall pursuant to Section 2.3 above. The amounts purchased and loaned, respectively, by Triad and Morris are set forth on SCHEDULE 2.4 hereto.

     2.5 THIRD PARTY FINANCING ACTIVITIES. The parties anticipate that on the Closing Date Sirrom Capital Corporation and Reedy River Ventures, L.P. (collectively, "Sirrom") will loan $2,000,000 (the "Loan") to ILD effective as of the Closing Date. The Loan will be on terms and conditions acceptable to Intellicall and Triad. The proceeds of the Loan will be utilized to pay the cash portion of the Consideration to Intellicall. The parties hereto agree to use their collective best efforts to cause ILD to repay the Loan on or prior to April 30, 1999.

     2.6 INSTRUMENTS OF TRANSFER. The sale, conveyance, transfer, assignment and delivery of the common stock of IOS from Intellicall to ILD, as provided in
Section 2.1 above, shall be effected by delivery to ILD on the Closing Date of such bills of sale, endorsements, assignments, certificates or other instruments of transfer and conveyance as counsel to Intellicall and Triad shall reasonably deem necessary to vest in ILD good and marketable title to such common stock of IOS. Such instruments of transfer and conveyance shall be in form reasonably satisfactory to Intellicall and Triad and their respective counsel and shall contain warranties as to marketable title and that such Common Stock free and clear of all pledges, liens, options, security interests, mortgages, claims, charges or other encumbrances of any kind whatsoever.

     2.7 TRANSFER TAXES. Any and all transfer, stamp, recording and other taxes (other than income taxes) payable upon or in connection with the sale, transfer, conveyance, assignment and transfer of the hereunder or the instruments of transfer in conveyance with utilized in connection therewith and the issuance and delivery of the Series A Preferred Stock, the Series B Preferred Stock, the junior convertible notes and the Loan shall be paid by ILD.

     2.8 FURTHER ASSURANCES. After the Closing (as hereinafter defined) Intellicall, Triad and Morris shall take such other actions and execute and deliver such other documents, and shall cause ILD to take such other actions and execute and deliver such other documents, as may be reasonably requested by any party hereto from time to time to effectuate, facilitate and confirm the implementation of the agreements and covenants contemplated herein.

     2.9 EXPENSES. The parties acknowledge that certain legal, accounting or other expenses or fees have been incurred in connection with the transactions contemplated by this Agreement. A description of certain of such expenses or fees are set forth on SCHEDULE "2.9" hereto. Each of ILD, Intellicall, Triad and Morris agree that except for the items described as "Shareholder Expenses" set forth on SCHEDULE "2.9", all expenses and fees incident to the organization of ILD and the transactions contemplated by this Agreement shall be paid for, or reimbursed by, ILD in the normal course of its business.

     2.10 RECAPITALIZATION OF ILD BASED ON SIRROM WARRANTS. In connection with the loan from Sirrom described in Section 2.5 hereof, it is contemplated that ILD will issue to Sirrom certain warrants (the "Sirrom Warrants") for an aggregate of 7,239 shares of Common Stock of ILD. In the event that Sirrom Warrants are exercised on their terms by the holders thereof then Intellicall shall return to ILD for redemption at a redemption price of $.01 per share that number of the shares of Series A Preferred Stock which are convertible into such number of shares of Common Stock exercised by the holders of the Sirrom Warrant (or if such shares of Series A Preferred Stock have been converted by Intellicall into shares of Common Stock, then the shares of Common Stock thereby issued upon such conversion); provided, however, such number shall not exceed 7,239 shares of Common Stock. Intellicall agrees that the certificate representing 7,239 shares of Series A Preferred Stock to be issued to Intellicall shall bear a legend satisfactory to ILD and Intellicall representing the redemption right contained herein.

                                      ARTICLE 3

                                       CLOSING

     3.1 TIME AND PLACE. The closing hereunder (the "Closing") shall be held via exchange of documents through overnight carriers and shall be deemed effective as of May 10, 1996 at 2:00 p.m. local time (Atlanta), or at such other time and place as the parties may agree upon in writing (the "Closing Date").

     3.2 DELIVERIES OF INTELLICALL. At the Closing Intellicall will execute and deliver or cause to be executed and delivered to ILD: (a) certificate or certificates representing the shares of common stock of IOS endorsed over to ILD or accompanied by duly executed stock powers; (b) a certificate of good standing dated not more than fifteen (15) days prior to the Closing Date, with respect to IOS; (c) a release and all appropriate UCC-3 termination statements from Nomura America Holding Company, Inc. ("Nomura") relating to a release of Nomura's security interest in and to the common stock of IOS; (d) all of the minute books and similar corporate records of IOS; (e) an opinion of counsel in substantially the form as set forth on EXHIBIT "3.2A"; (f) executed copies of all the documents constituting Exhibits hereto which contemplate the signature of Intellicall or IOS; and (g) such other documents and instruments as Triad and ILD shall deem necessary to consummate the transactions contemplated hereby.

     3.3 DELIVERIES OF ILD. At the Closing ILD will deliver to Intellicall simultaneously with the delivery of the items referred to in Section 3.2 above:
(a) bank wire transfer of the cash portion of the Consideration as provided in
Section 2.3(i); (b) one or more certificates representing 72,500 shares of Series A Preferred Stock as contemplated in Section 2.3(ii); (c) one or more certificates representing 5,000 shares of Series B Preferred Stock as contemplated in Section 2.3(iii); (d) one or more certificates representing 725 shares of Common Stock as contemplated in Section 1.2, (e) the Junior Note in the original principal amount of $1,000,000 as contemplated in Section 2.3(iv); and (f) such other documents and instruments as Intellicall shall deem necessary to consummate the transactions contemplated hereby. Additionally, at the Closing ILD will deliver to Triad and Morris simultaneously with the delivery of the items referred to in Section 3.2 above (x) one or more certificates representing 275 shares of Common Stock as contemplated in Section 1.2 and an aggregate of 27,500 shares of Series A Preferred Stock as contemplated in
Section 2.4(i) against receipt of an aggregate of $2,000,000; and (y) one or more Junior Notes in the aggregate principal amount of $1,000,000 as contemplated in Section 2.4(ii) against receipt of an aggregate of $1,000,000. ILD shall also deliver to Sirrom such agreements, promissory notes, warrants, documents and instruments as may be necessary or advisable in connection with obtaining the Loan as contemplated in Section 2.5.

     3.4 DELIVERIES OF TRIAD OR MORRIS. At the Closing Triad and Morris shall fund the payments contemplated in Sections 1.2 and 2.4 hereof and will execute or cause to be executed and delivered to ILD: (a) executed copies of all the documents constituting Exhibits hereto which contemplate the signature of Triad or Morris and (b) such other documents as Intellicall or ILD shall deem necessary to consummate the transactions contemplated hereby.

                                      ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF INTELLICALL


     Intellicall represents and warrants to Triad, Morris and ILD as follows:

     4.1 CORPORATE STATUS. Each of Intellicall and IOS are corporations duly organized, validly existing and in good standing under the laws of the state of Delaware and has all necessary corporate power and authority to carry on its business as now conducted and to own or lease and operate its properties, and to execute, deliver and perform its obligations hereunder. Each of Intellicall and IOS are duly qualified to do business in all jurisdictions in which the nature of its business or the ownership or leasing of property requires such qualification in order to avoid any material disadvantage or liability.

     4.2 AUTHORITY FOR AGREEMENT. This Agreement constitutes the valid and legally binding obligation of Intellicall. Intellicall's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the board of directors of Intellicall and will not conflict with or result in any violation of or default under any provisions of the certificate of incorporation or bylaws of Intellicall and, except as set forth on SCHEDULE "4.2", will not conflict with or result in any violation of or default with respect to any mortgage, indenture, lease, agreement or other instrument affecting the common stock of IOS, or to which Intellicall, or any of its affiliates, is a party, or by which Intellicall or any of its affiliates is bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any persons or entities, or with any governmental authority is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Intellicall or its affiliates, except (i) such approvals or filings listed on SCHEDULE "4.2" hereto, (ii) such disclosures, filings, statements and reports to be made by Intellicall under the Securities Exchange Act of 1934, and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on ILD or the Business or Intellicall's ability to consummate the transactions hereunder.

     4.3 PROPERTIES. Except as set forth in SCHEDULE "4.3" hereto, Intellicall has good, valid and marketable title to the common stock of IOS subject to no liens, encumbrances, security interests or mortgages. Except as set forth in SCHEDULE "4.3", the legal and beneficial interests in the common stock of IOS is owned exclusively by Intellicall. After the transfer of the Contracts as contemplated in Section 2.1, IOS shall have all contracts and agreements with third parties necessary for IOS to operate the Business (except to the extent of services to be provided by Intellicall in the Operating Agreement described in Section 7.6 hereof). The transfer of any such Contracts from Intellicall to IOS as contemplated in Section 2.1 will not violate the terms of, or cause a default under, any such Contracts except any such default that will not materially affect the Business.

     4.4 LITIGATION. There are no claims or judicial or administrative actions, suits, judgments, proceedings or investigations pending or threatened against Intellicall which might result in any material adverse change in the financial condition, properties, assets, business or operations of Intellicall, or which might interfere with any part of the business currently conducted by Intellicall, or which question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement including the exhibits hereto.

     4.5 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby (as they affect Intellicall and ILD) have been carried on by Intellicall with representatives of Triad, Morris and Sirrom without the intervention of any person (other than as disclosed on SCHEDULE "4.5" ) acting on behalf of Intellicall in such manner as to give rise to any valid claim against Triad or ILD for any brokerage or finder's commission, fee or similar compensation.

     4.6 OPERATING FEES. To the best knowledge of Intellicall, IOS has paid or Intellicall has paid on behalf of IOS all fees and complied with all written orders imposed on IOS by the public service commission of any state to whose jurisdiction it is subject. IOS has paid or Intellicall has paid on behalf of IOS all charges, fees, tariff rates, access charges and other amounts billed to it by long distance suppliers due in the normal course of business, and, to the best of Intellicall's knowledge, there does not exist any liability for back billing for any such charges, other than for access charges which such long distance suppliers are entitled to bill for but have not billed for.

     4.7 NO LIABILITIES. As of the Closing, except its obligations as co-borrower for the Loan described in Section 2.5 or in connection with certain regulatory approvals in connection with the transactions contemplated by this Agreement, IOS shall have no liabilities, obligations and indebtedness of any kind and nature, including, without limitation, any obligations to trade creditors, whether heretofore, now or hereafter owing, arising, due or payable from IOS to any third party or and howsoever, now or hereafter owing, arising, due or payable from IOS to any third party or and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, or otherwise. Without in any way limiting the generality of the foregoing, obligations specifically include the following: (a) all obligations or liabilities of any third party that are secured by any lien, claim, encumbrance, or security interest upon property owned by IOS, even though IOS has not assumed or become liable for the payment thereof; (b) any obligations or liabilities created or arising under any lease of real or personal property, or conditional sale under any lease of real or personal property, or conditional sale or other title retention agreement with respect to property used and/or acquired by IOS, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (c) any unfunded pension fund obligations and liabilities; and
(d) any taxes.

     4.8 CUSTOMERS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, (i) the proposed business relationship of IOS with any customer or group of customers of the Business constituting, either individually or in the aggregate 1% of the revenues of the Business, or (ii) the proposed business relationship of IOS with any material supplier to the Business, including, without limitation, the long distance suppliers, and Intellicall reasonably anticipates that all such customers and suppliers will continue a business relationship with IOS on a basis no less favorable to IOS than that heretofore conducted with Intellicall; and there exists no other condition or state of facts or circumstances which would materially adversely affect the businesses of IOS or prevent IOS from conducting its businesses after the consummation of the transactions contemplated by this Agreement.

     4.9 INVESTMENT REPRESENTATIONS. In connection with the acquisition of the Series A Preferred Stock, the Series B Preferred Stock and the Junior Note, Intellicall represents and warrants that the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Junior Note are being purchased for investment purposes only and not with a view to distribution or other transfer and will be held for its own individual account. Further, it is understood that such Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Junior Note have not been registered under the Federal Securities Act of 1933, as amended (the "1933 Act"), or under the state securities acts or blue sky laws and regulations of the State of Delaware or any other State (collectively, the "State Securities Laws"), in reliance upon exemption from registration contained in those acts. Intellicall acknowledges that ILD's reliance upon such exemptions is based in part on the representations, warranties, and agreements of Intellicall contained in this Agreement. Intellicall acknowledges and agrees that it may not sell, transfer, assign or otherwise dispose of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or the Junior Note unless there is in effect a registration statement under the 1933 Act and all applicable state securities laws covering such transfer or unless such transfer is exempt from the registration requirements of the 1933 Act and all applicable State Securities Laws and subject to certain transfer restrictions in the Shareholders Agreement described in Section 8.3..

           It is further agreed and understood by Intellicall that stop-transfer instructions will be noted on the appropriate records of ILD and that a restrictive legend shall be affixed to the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Junior Note, reading as follows:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES LAWS IN RELIANCE OF

           EXEMPTION(S) THEREFROM AND THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH TRANSFER OR SALE IS MADE IN COMPLIANCE WITH ALL FEDERAL AND APPLICABLE STATE SECURITIES LAWS.

           THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO, AND THEIR TRANSFER IS RESTRICTED UNDER, THE TERMS OF A SHAREHOLDERS' AGREEMENT DATED AS OF MAY ___, 1996 BY AND AMONG THE CORPORATION AND CERTAIN OF ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE AND IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION.



                                      ARTICLE 5

                       REPRESENTATIONS AND WARRANTIES OF TRIAD

     Triad represents and warrants to Intellicall, Morris and ILD as follows:

     5.1 CORPORATE STATUS. Triad is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Georgia. Triad has full power and authority to execute and deliver this Agreement on Triad's behalf and to perform its obligations hereunder.

     5.2 AUTHORITY FOR AGREEMENT. Triad has all necessary power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the partnership agreement, and the Board of Directors of the general partner, of Triad. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement or the consummation by Triad of the transactions contemplated hereby or thereby.

     5.3 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby (as they affect Triad and ILD) have been carried on by Triad without the intervention of any person (other than as disclosed on SCHEDULE "4.5") acting on behalf of Triad in such manner as to give rise to any valid claim against Intellicall or ILD for any brokerage or finder's commission, fee or similar compensation.

     5.4 LITIGATION. There are no judicial or administrative actions, suits, proceedings or investigations pending against Triad which question the validity of this Agreement or of any action taken pursuant to or in connection with the provisions of this Agreement.

     5.5 INVESTMENT REPRESENTATIONS. In connection with the acquisition of the Common Stock, the Series A Preferred Stock and the Junior Note, Triad represents and warrants that the Common Stock, the Series A Preferred Stock and the Junior Note are being purchased for investment purposes only and not with a view to distribution or other transfer and will be held for its own individual account. Further, it is understood that such Common Stock, the Series A Preferred Stock and the Junior Note have not been registered under the Federal Securities Act of 1933, as amended (the "1933 Act"), or under the State Securities Laws, in reliance upon exemption from registration contained in those acts. Triad acknowledges that ILD's reliance upon such exemptions is based in part on the representations, warranties, and agreements of Triad contained in this Agreement. Triad acknowledges and agrees that it may not sell, transfer, assign or otherwise dispose of the Common Stock, the Series A Preferred Stock or the Junior Note unless there is in effect a registration statement under the 1933 Act and all applicable state securities laws covering such transfer or unless such transfer is exempt from the registration requirements of the 1933 Act and all applicable State Securities Laws.

           Triad further represents and warrants to ILD that ILD has made available to Triad, prior to the date hereof, the opportunity to ask questions of and to receive answers from representatives of ILD and Intellicall and to obtain any additional information to the extent ILD or Intellicall possesses such information or could acquire it without unreasonable effort or expense: (i) relative to ILD and an investment in the Common Stock, the Series A Preferred Stock and the Junior Note; and (ii) necessary to verify the accuracy of any information, documents, books or records furnished. All such materials and information requested by Triad, including any information requested to verify any information furnished, has been made available and examined.

           Triad further represents and warrants to ILD that Triad, together with such other persons, if any, with whom Triad has found it necessary to consult, has sufficient knowledge and experience in business and financial matters to evaluate ILD, and the risk of an investment in the Series A Preferred Stock and the Junior Note, without need for the additional information which would be required to be included in a registration statement effective under the 1933 Act or any other applicable State Securities Laws.

           Triad further represents and warrants to ILD that Triad's investment in the Common Stock, the Series A Preferred Stock and the Junior Note shall be in accord with the nature and size of Triad's investments and net worth, and Triad is and shall be financially able to bear the economic risk of its investment, including the ability to afford holding the Series A Preferred Stock and the Junior Note for an indefinite period or to afford a complete loss of Triad's investment therein. Triad has sufficient liquid assets to pay the fully purchase price of the Series A Preferred Stock and the Junior Note.

           It is further agreed and understood by Triad that stop-transfer instructions will be noted on the appropriate records of ILD and that a restrictive legend shall be affixed to each Common Stock, the Series A Preferred Stock and the Junior Note purchased in accordance with this Agreement, reading as follows:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES LAWS IN RELIANCE OF EXEMPTION(S) THEREFROM AND THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH TRANSFER OR SALE IS MADE IN COMPLIANCE WITH ALL FEDERAL AND APPLICABLE STATE SECURITIES LAWS.

           THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO, AND THEIR TRANSFER IS RESTRICTED UNDER, THE TERMS OF A SHAREHOLDERS' AGREEMENT DATED AS OF MAY ___, 1996 BY AND AMONG THE CORPORATION AND CERTAIN OF ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE AND IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION.


                                      ARTICLE 6

                       REPRESENTATIONS AND WARRANTIES OF MORRIS

     Morris represents and warrants to Intellicall, Triad and ILD as follows:

     6.1 CORPORATE STATUS. Morris is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Morris has full power and authority to execute and deliver this Agreement on Morris' behalf and to perform its obligations hereunder.

     6.2 AUTHORITY FOR AGREEMENT. Morris has all necessary power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Manager and Members of Morris. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement or the consummation by Morris of the transactions contemplated hereby or thereby.

     6.3 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby (as they affect Morris and ILD) have been carried on by Morris without the intervention of any person (other than as disclosed on SCHEDULE "4.5") acting on behalf of Morris in such manner as to give rise to any valid claim against Intellicall or ILD for any brokerage or finder's commission, fee or similar compensation.

     6.4 LITIGATION. There are no judicial or administrative actions, suits, proceedings or investigations pending against Morris which question the validity of this Agreement or of any action taken pursuant to or in connection with the provisions of this Agreement.

     6.5 INVESTMENT REPRESENTATION. In connection with the acquisition of the Common Stock, the Series A Preferred Stock and the Junior Note, Morris represents and warrants that the Common Stock, the Series A Preferred Stock and the Junior Note are being purchased for investment purposes only and not with a view to distribution or other transfer and will be held for its own individual account. Further, it is understood that such Common Stock, the Series A Preferred Stock and the Junior Note have not been registered under the Federal Securities Act of 1933, as amended (the "1933 Act"), or under the State Securities Laws, in reliance upon exemption from registration contained in those acts. Morris acknowledges that ILD's reliance upon such exemptions is based in part on the representations, warranties, and agreements of Morris contained in this Agreement. Morris acknowledges and agrees that it may not sell, transfer, assign or otherwise dispose of the Common Stock, the Series A Preferred Stock or the Junior Note unless there is in effect a registration statement under the 1933 Act and all applicable state securities laws covering such transfer or unless such transfer is exempt from the registration requirements of the 1933 Act and all applicable State Securities Laws.

           Morris further represents and warrants to ILD that ILD has made available to Morris, prior to the date hereof, the opportunity to ask questions of and to receive answers from representatives of ILD and Intellicall and to obtain any additional information to the extent ILD or Intellicall possesses such information or could acquire it without unreasonable effort or expense: (i) relative to ILD and an investment in the Common Stock, the Series A Preferred Stock and the Junior Note; and (ii) necessary to verify the accuracy of any information, documents, books or records furnished. All such materials and information requested by Morris, including any information requested to verify any information furnished, has been made available and examined.

           Morris further represents and warrants to ILD that Morris, together with such other persons, if any, with whom Morris has found it necessary to consult, has sufficient knowledge and experience in business and financial matters to evaluate ILD, and the risk of an investment in the Common Stock, the Series A Preferred Stock and the Junior Note, without need for the additional information which would be required to be included in a registration statement effective under the 1933 Act or any other applicable State Securities Laws.

           Morris further represents and warrants to ILD that Morris' investment in the Common Stock, the Series A Preferred Stock and the Junior Note shall be in accord with the nature and size of Morris' investments and net worth, and Morris is and shall be financially able to bear the economic risk of its investment, including the ability to afford holding the Series A Preferred Stock and the Junior Note for an indefinite period or to afford a complete loss of Morris' investment therein. Morris has sufficient liquid assets to pay the fully purchase price of the Series A Preferred Stock and the Junior Note.

           It is further agreed and understood by Morris that stop-transfer instructions will be noted on the appropriate records of ILD and that a restrictive legend shall be affixed to each Common Stock, the Series A Preferred Stock and the Junior Note purchased in accordance with this Agreement, reading as follows:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES LAWS IN RELIANCE OF EXEMPTION(S) THEREFROM AND THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH TRANSFER OR SALE IS MADE IN COMPLIANCE WITH ALL FEDERAL AND APPLICABLE STATE SECURITIES LAWS.

           THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO, AND THEIR TRANSFER IS RESTRICTED UNDER, THE TERMS OF A SHAREHOLDERS' AGREEMENT DATED AS OF MAY ___, 1996 BY AND AMONG THE CORPORATION AND CERTAIN OF ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE AND IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION.


                                      ARTICLE 7

                  CONDITIONS PRECEDENT TO INTELLICALL'S OBLIGATIONS

     All obligations of Intellicall under this Agreement are subject to the fulfillment to the reasonable satisfaction of Intellicall prior to or at the Closing of each of the following conditions, any of which may be waived in writing by Intellicall:

     7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Triad and Morris in this Agreement, or in any exhibit, schedule, statement, list or certificate furnished pursuant hereto, shall be true and correct when made and shall be true and correct at and as of the time of the Closing.

     7.2 PERFORMANCE BY OTHERS. Triad and Morris shall have performed and complied with all agreements, conditions and covenants required by this Agreement including the exhibits and schedules hereto to be performed or complied with by it prior to or at the Closing.

     7.3 CLAIMS, ETC. There shall not have been instituted or threatened in writing any claim, suit, action, proceeding or investigation against or involving Intellicall, Triad, Morris or ILD, the outcome of which would, in Intellicall's judgment, have a material and adverse effect on the common stock of IOS or the ability of the ILD to consummate the transactions contemplated by this Agreement or to continue as an ongoing profitable enterprise, or threatening the legality, validity or enforceability of this Agreement.

     7.4 FULFILLMENT OF FINANCING OBLIGATIONS. Triad and Morris shall have funded the amounts as contemplated by Section 2.4 of this Agreement. Furthermore, Sirrom shall have funded the Loan in the original principal amount of $2,000,000 as contemplated in Section 2.5 of this Agreement all on terms and conditions satisfactory to Intellicall.

     7.5 NOMURA APPROVAL. Intellicall shall have received all necessary approvals and consents from Nomura to consummate the terms of this Agreement.

     7.6 OPERATING AGREEMENT. Intellicall and ILD shall have executed and delivered a Operating Agreement substantially in the form attached hereto as EXHIBIT "7.6".

     7.7 REGISTRATION RIGHTS AGREEMENT. Intellicall, Triad, Morris and ILD shall have executed and delivered a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT "7.7".

                                      ARTICLE 8

               CONDITIONS PRECEDENT TO TRIAD'S AND MORRIS' OBLIGATIONS

     All obligations of Triad and Morris under this Agreement are subject to the fulfillment to the reasonable satisfaction of Triad and Morris prior to or at the Closing of each of the following conditions, any of which may be waived in writing by Triad and Morris:

     8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Intellicall in this Agreement, or in any statement, list or certificate furnished pursuant hereto, shall be true and correct when made and shall be true and correct at and as of the time of Closing.

     8.2 PERFORMANCE OF INTELLICALL. Intellicall shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, including, without limitation, the documents or instruments described on Schedule 3.2.

     8.3 SHAREHOLDER AGREEMENTS. Intellicall, Triad, Morris and ILD will have executed and delivered a Shareholder Agreement substantially in the form attached hereto as EXHIBIT "8.3".

     8.4 MANAGEMENT INCENTIVE STOCK OPTIONS. ILD shall have established and adopted an employee stock option plan relating to the purchase of up to 27,500 shares of Common Stock at a purchase price of not less than $24.20 per share. Such options will be subject to such performance objectives and other terms and conditions as set forth on EXHIBIT "8.4" hereto.

     8.5 WARRANTS. ILD shall have issued and delivered to Triad a warrant (the "Triad Warrant") to purchase 6,000 shares of Common Stock at a purchase of $90.00 per share, such Triad Warrant to be in the form substantially as attached hereto as EXHIBIT "8.5".

     8.6 CLAIMS, ETC. There shall not have been instituted or threatened in writing any claim, suit, action, proceeding or investigation against or involving Triad, Intellicall, Morris or ILD, the outcome of which would, in Triad's judgment, have a material and adverse effect on the common stock of IOS or the ability of the ILD to consummate the transactions contemplated by this Agreement or to continue as an ongoing profitable enterprise, or threatening the legality, validity or enforceability of this Agreement.

     8.7 LOAN. Triad and Morris shall have funded the amounts as contemplated by Section 2.4 of this Agreement. Furthermore, Sirrom shall have Loan in the original principal amount of $2,000,000 as contemplated in Section
2.5 of this Agreement all on terms and conditions satisfactory to Triad.

     8.8 FAIRNESS OPINION. ILD shall have received a written opinion from an independent financial appraiser that the consideration to be paid to Intellicall for the Business is fair to ILD from a financial point of view.

     8.9 REGISTRATION RIGHTS AGREEMENT. Intellicall, Triad, Morris and ILD shall have executed and delivered a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT "7.7".

                                      ARTICLE 9

                                     TERMINATION

     9.1 TERMINATION BY INTELLICALL. This Agreement may be terminated and canceled at any time prior to the Closing Date by Intellicall, upon written notice to Triad and Morris, if (a) any of the representations and warranties of Triad or Morris contained herein or in any exhibit or schedule hereto shall prove to be inaccurate or untrue in any material respect and Triad or Morris fails to cure within five (5) days of the written notice thereof but in no event later than the Closing Date; (b) any obligation, term or condition to be performed or observed hereunder by Triad or Morris has not been so performed or observed in any material respect at or prior to the time specified herein; (c) the conditions precedent to Intellicall's obligations hereunder as set forth in
Article 7 have not been satisfied or waived by Intellicall in writing; or (d) if the Closing Date shall not have occurred on or before May 15, 1996.

     9.2 TERMINATION BY TRIAD. This Agreement may be terminated and canceled at any time prior to the Closing Date by Triad or Morris, upon written notice to Intellicall, if (a) any of the representations and warranties of Intellicall contained herein or in any exhibit or schedule hereto shall prove to be inaccurate or untrue in any material respect and Intellicall fails to cure within five (5) days of the written notice thereof but in no event later than the Closing Date; (b) any obligation, term or condition to be performed or observed by Intellicall hereunder has not been so performed or observed in any material respect at or prior to the time specified herein; (c) the conditions precedent to Triad's and Morris' obligations hereunder as set forth in Article 8 have not been satisfied or waived by Triad and Morris in writing; or (d) if the Closing Date shall not have occurred on or before May 15, 1996.

     9.3 TERMINATION BY AGREEMENT. This Agreement may also be terminated at any time by mutual written agreement of Intellicall, Triad and Morris.


                                      ARTICLE 10

                                    MISCELLANEOUS

     10.1 ENTIRE AGREEMENT. This Agreement, together with all the schedules and exhibits hereto, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

     10.2 AMENDMENT. This Agreement may be amended by the parties hereto at any time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

     10.3 HEADINGS. The section headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof. References to sections or articles are to portions of this Agreement unless the context requires otherwise.

     10.4 EXHIBITS, ETC. Exhibits and schedules referred to in this Agreement are an integral part of and are incorporated in this Agreement by reference.

     10.5 ASSIGNMENT; SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     10.6 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or sent by reputable overnight courier, postage prepaid or by certified mail, return receipt requested:

           (a) if to Intellicall:

                    Intellicall, Inc.
                    2155 Chenault, Suite 410
                    Carrollton, Texas  75006

                    Attn: Chief Financial Officer

           (b) if to Triad:

                    Triad-ILD Partners, L.P.
                    c/o Triad-ILD Partners, Inc.
                    7 North Brentwood, Suite 306
                    St. Louis, Missouri 63105

           (c) if to Morris:

                    Morris Telecommunications, LLC
                    27 Abercorn Street
                    Savannah, Georgia 31401
                    Attn: Chief Financial Officer

     10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     10.8 SEVERABILITY. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

     10.9 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereby have duly executed this Agreement as of the day and year first above written.

                              INTELLICALL, INC.


                              By: /s/ John M. Carradine
                                 -------------------------------------------
                              Its: Vice President of Finance
                                  ------------------------------------------

                              TRIAD-ILD PARTNERS, L.P.

                              By: Triad-ILD, Inc., general partner



                              By: /s/ Michael F. Lewis
                                 -------------------------------------------
                              Its: President of the General Partner
                                  ------------------------------------------

                              MORRIS TELECOMMUNICATIONS, LLC



                              By: /s/ Charles H. Morris
                                 -------------------------------------------
                              Its: President
                                  ------------------------------------------


                              ILD COMMUNICATIONS, INC.



                              By: /s/ Michael F. Lewis
                                 -------------------------------------------
                              Its: President
                                  ------------------------------------------

                                   SCHEDULES


NUMBER                             DESCRIPTION
------                             -----------
2.1A                          List of Contracts to be contributed to IOS by
                              Intellicall

2.3D Performance bonds posted by Intellicall to be reimbursed by ILD

2.4                           Investments by Triad and Morris

2.9                           Expenses

4.2                           Conflicting agreements; approvals required

4.3                           Liens on IOS Common Stock


                                   EXHIBITS


NUMBER                                  DESCRIPTION
------                                  -----------
2.3A                               Series A Preferred Stock

2.3B                               Series B Preferred Stock

2.3C                               Form of Junior Convertible Note

3.2A                               Opinion of Counsel

7.6                                Intellicall/ILD Operating Agreement

7.7                                Registration Rights Agreement

8.3                                Shareholder Agreement

8.4                                Employee Stock Option Plan

8.5                                Triad Warrant
